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                                                                       EXHIBIT 5


                              AMENDED AND RESTATED



                          CERTIFICATE OF INCORPORATION

                                       OF

                              CALDERA SYSTEMS, INC.



It is hereby certified that:


        FIRST: The name of the corporation (hereinafter called the "Corporation") is Caldera Systems, Inc.

        SECOND: The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on March 6, 2000, under the name Caldera Systems, Inc. The Certificate of Incorporation was amended and restated on March 20, 2000.

        THIRD: The Board of Directors duly adopted resolutions proposed to amend and restate the Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders of the issued and outstanding Common Stock, $0.001 par value, all in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        FOURTH: The Certificate of Incorporation of the corporation shall be amended and restated to read in full as follows:


                                   ARTICLE I

        "The name of this corporation is Caldera Operating, Inc. (the "Corporation").

                                   ARTICLE II

        The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, City of New Castle, State of Delaware, and the name of the registered agent at such address is The Corporation Trust Company.



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                                   ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

        The Corporation is authorized to issue one class of stock to be designed "Common Stock." The total number of shares of Common Stock which the Corporation is authorized to issue is one hundred (100) shares, $0.001 par value.

                                   ARTICLE V

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

        Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE VI

        The Corporation may, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

        Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt



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of an undertaking by the Indemnitee to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this
Article VI, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

        The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

        The indemnification rights provided in this Article VI (i) shall not be deemed exclusive of any other rights to which Indemnitees may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article VI.

                                  ARTICLE VII

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE VIII

        Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE IX

        The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by, or in the manner provided in, the Bylaws or in an amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                    ARTICLE X

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.



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                                   ARTICLE XI

        Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation."

                                      * * *

        FIFTH: The foregoing Second Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.



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        IN WITNESS WHEREOF, the undersigned has signed this Amended and Restated
Certificate of Incorporation as of the ____ day of August 2000.




                                              ---------------------------------
                                              Alan J. Hansen
                                              Chief Financial Officer




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